Exhibit 10(m)

Execution Copy

April 23, 2012

Regis Corporation

7201 Metro Boulevard

Minneapolis, Minnesota 55439

Re: Amendment No. 8 to Amended and Restated Private Shelf Agreement

Ladies and Gentlemen:

We refer to the Amended and Restated Private Shelf Agreement dated as October 3, 2000, as amended by the letter amendment dated as of May 9, 2002, Letter Amendment No. 2 to Amended and Restated Private Shelf Agreement dated as of February 28, 2003, the letter amendment dated April 29, 2005, the letter amendment dated July 6, 2006, the letter amendment dated July 31, 2007, Amendment No. 6 thereto dated as of July 3, 2009 and Amendment No. 7 thereto dated as of January 12, 2011 (as so amended, the “Shelf Agreement”), between Regis Corporation, a Minnesota corporation (the “Company”), on the one hand, and Prudential Investment Management, Inc. (“PIM”), The Prudential Insurance Company of America, Pruco Life Insurance Company, Pruco Life Insurance Company of New Jersey and the other “Prudential Affiliates” which pursuant to the terms thereof have become bound by certain provisions thereof, on the other hand.  Unless otherwise defined herein, the terms defined in the Shelf Agreement shall be used herein as therein defined.

Pursuant to the request of the Company and in accordance with the provisions of paragraph 11C of the Shelf Agreement, the parties hereto agree as follows:

SECTION 1.        Amendment.  From and after the Effective Date, the Shelf Agreement and the Notes are amended as follows:

1.1.         Paragraph 6B of the Shelf Agreement is hereby amended and restated in its entirety to read as follows:

“6B.        Minimum Net Worth.  The Company shall not, as of the last day of any fiscal quarter,  permit its Net Worth to be less than the sum of (i) $850,000,000 plus (ii) on a cumulative basis, 25% of the positive net income earned during each fiscal quarter commencing on or after April 1, 2011 plus (iii) on a cumulative basis, 50% of the net cash proceeds received from the issuance of equity securities of the Company after June 30, 2011.  As used herein, the term “Net Worth” means the shareholder’s equity of the Company as determined in accordance with generally accepted accounting principals consistently applied.”

1.2.         Paragraph 6C(1) of the Shelf Agreement is hereby amended by deleting the “and” at the end of clause (iii) thereof and replacing clause (iv) thereof with the following:

“(iv)        Liens securing Capital Lease Obligations in an aggregate outstanding amount not to exceed $50,000,000 at any time, provided such Liens attach only to the assets subject to the underlying capital lease, and provided further, that Priority Debt does not at any time exceed 20% of Net Worth determined as of the end of the most recently ended fiscal quarter; and

(v) Liens securing Indebtedness other than Capital Lease Obligations not otherwise permitted by clauses (i)-(iv) above, provided that (a) Priority Debt does not at any time exceed 20% of Net Worth determined as of the end of the most recently ended fiscal quarter; and (b) the aggregate amount of Indebtedness secured by Liens pursuant to this clause (v) shall not exceed four percent (4%) of Net Worth determined as of the end of the most recently ended fiscal quarter; and provided, further, that such Liens may not secure the Credit Agreement, the Term Loan Agreement or other Indebtedness to a bank, insurance company or other financial institution in excess of $20,000,000.”

1.3.         Paragraph 6C(2) of the Shelf Agreement is hereby amended and restated in its entirety to read as follows:

“6C(2).  Unsecured Subsidiary Debt.             The Company shall not permit any Subsidiary to incur any unsecured Debt if after giving effect thereto Priority Debt would exceed 20% of Net Worth, determined as of the end of the most recently ended fiscal quarter.”

1.4.         Paragraph 6C(3) of the Shelf Agreement is hereby amended by amending and restating clause (vii) thereof to read as follows:

“(vii)       make or permit to remain outstanding other Investments (including Investments in Joint Ventures) in addition to the foregoing Investments permitted under this Section 6(C)(3); provided that (i) the aggregate amount thereof shall at no time exceed 30% of Consolidated Net Worth and (ii) the aggregate amount thereof made in or to Persons that are not in the same or similar line of business in which the Company and its Subsidiaries are engaged as of June 30, 2011 shall at no time exceed 10% of Consolidated Net Worth.”

1.5.         Paragraph 6C(4) of the Shelf Agreement is hereby amended and restated in its entirety to read as follows:

“6C(4).  Margin Regulations.  The Company shall not, whether directly or indirectly, and whether immediately, incidentally or ultimately, purchase or carry ay Margin Stock or extend credit to others for the purpose of purchasing or carrying Margin Stock.”

1.6.         Paragraph 6E of the Shelf Agreement is hereby amended by (i) replacing the phrase “any agreement creating or evidencing Indebtedness in excess of $15,000,000” with “any

Material Debt Agreement” and (ii) adding a new sentence to the end thereof that reads as follows:

“For purposes of the foregoing, “Material Debt Agreement” means any agreement (or group of related agreements) under which the Company and/or any Subsidiary at any time incurs (directly, by assumption, by operation of law or otherwise) or has the right to incur (pursuant to committed financing) Indebtedness in excess of $50,000,000; provided that any such agreement (or group of related agreements) shall cease to be a Material Debt Agreement if the total amount of Indebtedness and unfunded commitments thereunder is permanently reduced to $30,000,000 or less.”

1.7.         Paragraph 6F of the Shelf Agreement is hereby amended and restated in its entirety to read as follows:

“6F.        Restricted Payments.  The Company shall not, and shall not permit any Subsidiary to, (i) declare or pay any dividend or make any other distribution (whether in cash, securities or other property) on any of its stock or other equity interests or any warrants, options or other rights with respect thereto (any of the foregoing, “Equity Interests”) or (ii) purchase, redeem or otherwise acquire for value any of its Equity Interests (any such declaration, payment, distribution, purchase, redemption or other acquisition, a “Restricted Payment”); provided that:

(i)            any Subsidiary may declare and pay dividends, and make other distributions, to the Company or any other Subsidiary;

(ii)           the Company may declare and pay stock dividends; and

(iii)          so long as no Default or Event of Default exists, the Company and its Subsidiaries may make other Restricted Payments; provided that if the Leverage Ratio as of the last day of the most recently ended fiscal quarter was greater than:

(1)           2.25 to 1.0 but equal to or less than 2.50 to 1.0, then neither the Company nor any Subsidiary will make any Restricted Payment pursuant to this clause (iii) if, after giving effect thereto, the aggregate amount of all such Restricted Payments made during the 12-month period ending on the date of such Restricted Payment would exceed $35,000,000; or

(2)           2.50 to 1.0, then neither the Company nor any Subsidiary will make any Restricted Payment pursuant to this clause (iii) if, after giving effect thereto, the aggregate amount of all such Restricted Payments made during the 12-month period ending on the date of such Restricted Payment would exceed $25,000,000.”

1.8.         Paragraph 8G of the Shelf Agreement is amended by adding the following to the end of the third sentence thereof:

“(as such Schedule 8G may have been modified from time to time by written supplements thereto delivered by the Company and accepted in writing by Prudential)”

1.9.         Paragraph 8G of the Shelf Agreement is further amended by amending and restating the fourth sentence thereof to read as follows:

“The Company is not party to any agreement evidencing or pertaining to Debt of the Company in an outstanding or committed amount in excess of $20,000,000 which includes any operation or financial covenant which is more favorable to a lender or other beneficiary than those set forth in paragraph 6 hereof, except as set forth in the agreements listed on Schedule 8G-2 attached hereto (as such Schedule 8G-2 may have been modified from time to time by written supplements thereto delivered by the Company and accepted in writing by Prudential).”

1.10.       Paragraph 8G of the Shelf Agreement is further amended by replacing the reference to “paragraph 5F” in the last sentence thereof with “paragraph 6E”.

1.11.       Paragraph 10B of the Shelf Agreement is amended by adding, or amending and restating, as applicable, the following definitions in their entirety to read as follows:

“Credit Agreement” shall mean that certain Credit Agreement dated as of June 30, 2011 among the Company, various financial institutions, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents named therein, as amended, supplemented or modified from time to time in accordance with the terms thereof.

“EBITDA” means, for any period, for the Company and its Subsidiaries on a consolidated basis, determined in accordance with generally accepted accounting principles, the total, without duplication, of

(a) net income (or net loss) for such period, excluding any gains or losses from sales of assets and any extraordinary non-cash gains or losses during such period (provided that the net income of any Person that is not a Subsidiary of the Company shall be included in the consolidated net income of the Company only to the extent of the amount of cash dividends or distributions paid by such Person to the Company or to a consolidated Subsidiary of the Company), plus

(b) to the extent included in the determination of such net income (or net loss), the sum, without duplication, of (i) all amounts treated as expenses for depreciation (including, without duplication, non-cash losses (net of non-cash gains) upon the closing and abandonment of any non-franchised store locations), plus (ii) all amounts treated as expenses for interest paid or accrued, plus (iii) all amounts treated as expenses for amortization of intangibles of any kind, plus (iv) all taxes paid or accrued and unpaid on or measured by income, plus (v) any non-cash interest expense on Indebtedness convertible into shares of common stock of the Company plus

(c) the amount of any other charge in respect of non-recurring expenses for such period arising in connection with acquisitions, to the extent approved by the Required Holders; plus

(d) up to $5,000,000 in the aggregate for such period of (i) non-recurring cash charges in connection with restructurings and (ii) external professional fees and diligence expenses relating to Acquisitions (whether or not consummated); plus

(e) if the Company or any Subsidiary acquires a Person (an “Acquired Person”) in an acquisition during such period, all of the Acquired Person’s EBITDA (calculated for such Person as set forth above without giving effect to clause (c)) for the four fiscal quarters then ended; minus

(f) if the Company or any Subsidiary sells all or substantially all of the stock or assets of any Subsidiary during such period, the EBITDA of such Subsidiary (calculated for such Person as set forth above without giving effect to clause (c)) for the four fiscal quarters then ended; plus

(g) all non-cash losses and expenses and non-cash impairment charges (including non-cash compensation expense and non-cash impairment of goodwill and other intangibles or arising in connection with any Joint Venture) to the extent deducted in determining such net income; minus

(h) all cash payments made during such period that arise out of non-cash losses or expenses and impairment charges taken in any previous period.

“Margin Stock” means “margin stock” as defined in paragraph 8I hereof.

“Rental Expense” means, for any period, the sum of (a) all store rental payments (excluding lease termination payments), (b) all common area maintenance payments and (c) all real estate taxes paid by the Company and its Subsidiaries, in each case, with respect to non-franchised store location (and not, for avoidance of doubt, with respect to office or warehouse locations).

1.12.       Paragraph 10C of the Shelf Agreement is amended by adding the following sentence to the end thereof:

“Notwithstanding any provision of this Agreement to the contrary, for purposes of this Agreement (other than covenants to deliver financial statements), the determination of whether a lease constitutes a capital lease or an operating lease and whether obligations arising under a lease are required to be capitalized on the balance sheet of the lessee thereunder and/or recognized as interest expense in the lessee’s financial statements shall be determined under generally accepted accounting principles in the United States as of June 30, 2011, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.”

1.13.       Schedule 8A — Subsidiaries to the Shelf Agreement is deleted and Schedule 8A — Subsidiaries attached to this letter is substituted in lieu thereof.

1.14.       Schedule 8G — Agreements Restricting Debt to the Shelf Agreement is deleted and Schedule 8G — Agreements Restricting Debt attached to this letter is substituted in lieu thereof.

1.15.       Schedule 8G-2 — More Restrictive Agreements is added to the Shelf Agreement in the form of Schedule 8G-2 — More Restrictive Agreements attached to this letter.

SECTION 2.        Conditions Precedent.  This letter shall become effective as of the date (the “Effective Date”) when the following conditions have been satisfied:

2.1.         Documents.  PIM and each holder of the Notes party hereto shall have received an original counterpart hereof duly executed by the Company, the Guarantors and the Required Holder(s) of the Notes of each Series.  The foregoing documentation should be returned to Prudential Capital Group, Two Prudential Plaza, Suite 5600, Chicago, Illinois, 60601-6716, Attention: Scott B. Barnett.

2.2.         Representations and Warranties; No Default.  To induce the holders of the Notes to execute and deliver this letter, the Company represents, warrants and covenants that (1) the execution and delivery of this letter has been duly authorized by all necessary corporate action on behalf of each Company and each Guarantor and this letter has been executed and delivered by a duly authorized officer of each Company and each Guarantor, and all necessary or required consents to and approvals of this letter have been obtained and are in full force and effect, (2) the representations and warranties contained in paragraph 8 of the Shelf Agreement shall be true on and as of the Effective Date, immediately before and after giving effect to the consummation of the transactions contemplated hereby, (3) the Shelf Agreement, as amended hereby, is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by the availability of the remedy of specific performance, (4) the Subsidiaries of the Company party to this letter represent all of the Subsidiaries of the Company that have joined the Guaranty Agreement (as defined in Section 4 below), and (5) there shall exist on the Effective Date no Event of Default or Default, immediately before and after giving effect to the consummation of the transactions contemplated hereby.

2.3.         Proceedings.  All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to the Required Holder(s) of each Series, and each holder of the Notes party hereto shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

SECTION 3.        Reference to and Effect on Shelf _Agreement.  Upon the effectiveness of this letter, each reference to the Shelf Agreement in any other document, instrument or agreement shall mean and be a reference to the Shelf Agreement as modified by this letter.  Except as specifically set forth in Section 1 hereof, the Shelf Agreement and the Notes shall remain in full force and effect and is hereby ratified and confirmed in all respects.  Except as specifically stated in this letter, the execution, delivery and effectiveness of this letter shall not (a) amend the Shelf Agreement or any Note, (b) operate as a waiver of any right, power or remedy of PIM or any holder of the Notes, or (c) constitute a waiver of, or consent to any departure from, any provision of the Shelf Agreement or any Note at any time.  The Company acknowledges and agrees that neither PIM nor any holder of any Note is under any duty or obligation of any kind or nature whatsoever to grant the Company any additional amendments or waivers of any type, whether under the same or different circumstances, and no course of dealing or course of performance shall be deemed to have occurred as a result of the amendments and wavier herein.

SECTION 4.        Reaffirmation.  Each Guarantor (as defined in the Amended and Restated Subsidiary Guaranty dated February 23, 2003 (the “Guaranty Agreement”) by certain Subsidiaries of the Company in favor of the holders of the Notes) hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Guaranty Agreement. Each Guarantor hereby consents to the terms and conditions of this letter and reaffirms its obligations and liabilities under or with respect to the Shelf Agreement and the Notes, each as amended by this letter (including, without limitation, any additional Guaranteed Obligations (as defined in the Guaranty Agreement) resulting from this letter), and the Guaranty Agreement.  Each Guarantor acknowledges that the Guaranty Agreement remains in full force and effect and is hereby ratified and confirmed.  Without limiting the generality of the foregoing, each Guarantor agrees and confirms that the Guaranty Agreement continues to guaranty the Guaranteed Obligations arising under or in connection with the Shelf Agreement and the Notes, each as amended by this letter.  The execution of this letter shall not operate as a novation, waiver of any right, power or remedy of the holders of the Notes under the Guaranty Agreement.

SECTION 5.        Expenses.  The Company hereby confirms its obligations under the Shelf Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by any holder of the Notes, all reasonable out-of-pocket costs and expenses, including attorneys’ fees and expenses, incurred by any holder of the Notes in connection with this letter or the transactions contemplated hereby, in enforcing any rights under this letter, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this letter or the transactions contemplated hereby.  The obligations of the Company under this Section 5 shall survive transfer by any holder of the Notes of any Note and payment of any Note.

SECTION 6.        Governing Law.  THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AGREEMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

SECTION 7.        Counterparts, Section Titles.  This letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this letter by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this letter.  The section titles contained in this letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

[signature pages follow]

Very truly yours,

PRUDENTIAL INVESTMENT MANAGEMENT, INC.
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
PRUCO LIFE INSURANCE COMPANY

By:	/s/ Peter Pricco
Vice President

RGA REINSURANCE COMPANY
MUTUAL OF OMAHA INSURANCE COMPANY
RELIASTAR LIFE INSURANCE COMPANY
UNION SECURITY INSURANCE COMPANY
PHYSICIANS MUTUAL INSURANCE COMPANY
FARMERS NEW WORLD LIFE INSURANCE COMPANY
ZURICH AMERICAN INSURANCE COMPANY
SECURITY BENEFIT LIFE INSURANCE COMPANY, INC
BAYSTATE INVESTMENTS, LLC
ING LIFE INSURANCE AND ANNUITY COMPANY
MEDICA HEALTH PLANS
MTL INSURANCE COMPANY

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

	By:	/s/ Peter Pricco
Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY
PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION
UNIVERSAL PRUDENTIAL ARIZONA REINSURANCE COMPANY

By:	Prudential Investment Management, Inc.,
as investment manager

	By:	/s/ Peter Pricco
Vice President

[Signature Page to Amendment No. 8 to Amended and Restated Private Shelf Agreement]

GIBRALTAR LIFE INSURANCE CO., LTD.

By:	Prudential Investment Management (Japan),
Inc., as Investment Manager

By:	Prudential Investment Management, Inc.,
as Sub-Adviser

	By:	/s/ Peter Pricco
Vice President

[Signature Page to Amendment No. 8 to Amended and Restated Private Shelf Agreement]

Agreed as of the date first above written:

REGIS CORPORATION

REGIS INC.

HAIR CLUB FOR MEN, LLC

SUPERCUTS CORPORATE SHOPS, INC.

THE BARBERS HAIRSTYLING FOR MEN & WOMEN, INC.

REGIS CORP.

FIRST CHOICE HAIRCUTTERS (INTERNATIONAL) CORP.

By:	/s/ Brent Moen
Brent Moen
Chief Financial Officer

[Signature Page to Amendment No. 8 to Amended and Restated Private Shelf Agreement]

SCHEDULE 8A

SUBSIDIARIES

Subsidiaries of Regis Corporation	Jurisdiction	% Ownership Structure

1. The Barbers, Hairstyling for Men & Women, Inc.	Minnesota	100.00% Regis Corporation
A. WCH, Inc.*	Minnesota	100.00% The Barbers, Hairstyling for Men & Women, Inc.
1. We Care Hair Realty, Inc.*	Delaware	100.00% WCH, Inc.
B. Roosters MGC International LLC	Michigan	60.00% The Barbers, Hairstyling for Men & Women, Inc.

2. Supercuts, Inc.	Delaware	100.00% Regis Corporation
A. Supercuts Corporate Shops, Inc.	Delaware	100.00% Supercuts, Inc.
1. Tulsa’s Best Haircut LLC	Oklahoma	50.00% Supercuts Corporate Shops, Inc.

3. RPC Acquisition Corp.	Minnesota	100.00% Regis Corporation
A. RPC Corporate Shops, Inc.	Minnesota	100% RPC Acquisition Corp

4. Regis Corp.	Minnesota	100.00% Regis Corporation

5. Regis Insurance Group, Inc.	Vermont	100.00% Regis Corporation

6. Regis, Inc.	Minnesota	100.00% Regis Corporation

7. First Choice Haircutters International Corp.	Delaware	100.00% Regis Corporation

8. Cutco Acquisition Corp.	Minnesota	100.00% Regis Corporation
A. Great Expectations Precision Haircutters Of Evans Towne Center, Inc*		100.00% Cutco Acquisition Corp.
B. Great Expectations Precision Haircutters of Northlake Mall, Inc*		100.00% Cutco Acquisition Corp.

9. Regis International Ltd.	Minnesota	100.00% Regis Corporation

10. N.A.H.C. Acquisition LLC*	Minnesota	100.00% Regis Corporation

11. EEG, Inc.	Delaware	55.10% Regis Corporation

12. HC (USA), Inc.	Delaware	100.00% Regis Corporation
1. HCM Industries, Inc.	Florida	100.00% HC (USA), Inc.
2. Hair Club for Men, Ltd., Inc.	Florida	100.00% HC (USA), Inc.
a. Hair Club for Men, LLC	Delaware	100.00% Hair Club for Men, Ltd., Inc.
i. HCMG, LLC	Delaware	100.00% Hair Club for Men, LLC
b. HCA Advertising Services, Inc.	New York	100.00% Hair Club for Men, Ltd., Inc.
c. Hair Club for Men, Ltd.	Delaware	100.00% Hair Club for Men, Ltd., Inc.
d. 3115038 Canada, Inc.	Canada Federal	100.00% Hair Club for Men, Ltd., Inc.
e. Hair Club for Men, Ltd.	Illinois	50.00% Hair Club for Men, Ltd., Inc.
f. Hair Club for Men of Milwaukee, Ltd.	Wisconsin	50.00% Hair Club for Men, Ltd., Inc.
g. TTEM, LLC*	Delaware	100.00% Hair Club for Men, Ltd., Inc.
h. HCMA Staffing, LLC	Delaware	100.00% Hair Club for Men, Ltd., Inc.

Subsidiaries of Regis Corporation	Jurisdiction	% Ownership Structure
i. 8045950 Canada, Inc.	Canada Federal	100.00% HCMA Staffing, LLC

13. Salon Management Corporation	California	100.00% Regis Corporation
A. Salon Management Corporation of New York*	New York	100.00% Salon Management Corporation

14. Regis Netherlands, Inc	Minnesota	100.00% Regis Corporation

15. Roger Merger Subco LLC	Delaware	100.00% Regis Corporation

16. RGS International SNC	Luxemburg	99.99% Regis Corporation
00.01% Roger Merger Subco, LLC
A. Regis International Holdings SARL	Luxemburg	100.00% RGS International SNC
1. Regis Holdings (Canada), Ltd	Nova Scotia	100.00% Regis International Holdings SARL
a. First Choice Haircutters, Ltd	Nova Scotia	100.00% Regis Holdings (Canada), Ltd
b. Magicuts, Ltd	Nova Scotia	100.00% Regis Holdings (Canada), Ltd
2. RHS UK Holdings Ltd*	United Kingdom	100.00% Regis International Holdings SARL
a. Haircare Ltd*	United Kingdom	100.00% RHS UK Holdings Ltd
1. Haircare Gmbh	Germany	100.00% Haircare Ltd
2. York Ave Beauty Salons	Canada	50.00% Haircare Ltd
3. Sagestyle Ltd*	United Kingdom	100.00% Haircare Ltd
4. Haircare UK Ltd*	United Kingdom	100.00% Haircare Ltd
5. Regis UK Limited	United Kingdom	100.00% Haircare Ltd
i. 8 Inactive Subsidiaries*	United Kingdom	100.00% Regis UK Limited
ii. Blinkers Group, Ltd*	United Kingdom	100.00% Regis UK Limited
A. Blinkers Property, Ltd*	United Kingdom	100.00% Blinkers Group, Ltd
b. HCUK Hair, Ltd*	United Kingdom	100.00% RHS UK Holdings Ltd
3. Regis Merger SARL	Luxemburg	100.00% Regis International SNC
a. Provalliance, SAS	France	29.76% Regis Merger SARL
b. Provost Participations SAS	France	24.23% Regis Merger SARL

17. Mark Anthony, Inc.	North Carolina	100.00% Regis Corporation

*Inactive Entities

[Signature Page to Amendment No. 8 to Amended and Restated Private Shelf Agreement]

SCHEDULE 8G

AGREEMENTS RESTRICTING DEBT

Fourth Amended and Restated Credit Agreement

Dated as of June 30, 2011

Among

Regis Corporation,

JPMorgan Chase Bank, N.A., Bank of America, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., U.S. Bank National Association, Wells Fargo Bank, N.A., Fifth Third Bank, PNC Bank, N.A., Royal Bank of Canada

SCHEDULE 8G-2

MORE RESTRICTIVE AGREEMENTS

Fourth Amended and Restated Credit Agreement

Dated as of June 30, 2011

Among

Regis Corporation,

JPMorgan Chase Bank, N.A., Bank of America, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., U.S. Bank National Association, Wells Fargo Bank, N.A., Fifth Third Bank, PNC Bank, N.A., Royal Bank of Canada